UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2026
MARIMED INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10 Oceana Way
Norwood, MA 02062
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (781) 277-0007

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

In November 2018, Navy Capital Green International, Ltd. and its affiliates (collectively, “Navy”) purchased 4,908,333 shares of MariMed Inc. (the “Company”) common stock (“Common Stock”) in a private placement financing for $3.00 per share, or aggregate consideration of $14,725,000.

On February 27, 2020, the Company and Navy entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which Navy loaned the Company an aggregate of $4,417,500 and, in consideration for the loan, the Company issued promissory notes, due August 27, 2021, in the aggregate principal amount of $4,417,500 to Navy (the “Notes”) and exchanged the 4,903,333 shares of Common Stock previously acquired by Navy in November 2018 for an equal number of newly designated Series B Convertible Preferred Shares (the “Series B Preferred Stock”). The Notes were fully paid in March 2021.

On the day following the six-year anniversary of the 2020 issuance of the Series B Preferred Stock (February 28, 2026), pursuant to the mandatory conversion provisions of the Series B Preferred Stock, all outstanding shares of Series B Preferred Stock would have automatically converted into 4,908,333 shares of Common Stock and the Company would have been obligated to pay the holders of the Series B Preferred Stock (the “Series B Holders”) an amount equal to the difference between the sixty-day VWAP (approximately $0.1018) and $3.00 per share, or approximately $14.2 million (the “Series B Obligation”).

The Restructuring Transaction

On February 24, 2026, the Company and Navy entered into a Restructuring and Exchange Agreement (the “Restructuring and Exchange Agreement”) to address and restructure the Series B Obligation (the “Loan Restructuring Transaction”).

Pursuant to the Restructuring and Exchange Agreement, the then outstanding shares of Series B Preferred Stock were cancelled, and the Series B Obligation was extinguished. In exchange therefor, the Company issued to Navy (i) two new promissory notes in the aggregate principal amount of $8,000,000, one in the principal amount of $2,000,000, due March 1, 2028, accruing interest at a rate of 8.0% per annum (“Note #1”) and the other in the principal amount of $6,000,000, due March 1, 2031, accruing interest at a rate of 10.0% per annum (subject to reduction to 8% if Note #1 is paid in full within six (6) months of February 24, 2026) (“Note #2” collectively with Note #1, the “New Notes”), and (ii) 26,900,000 shares of an amended and restated class of the Company’s Series B Convertible Preferred Stock (the “New Series B Preferred Stock”), having an aggregate liquidation preference of $6,725,000 ($0.25 per share), and the rights, preferences and privileges set forth in the Second Amended and Restated Certificate of Designation filed with the Secretary of State of the State of Delaware on February 26, 2026 (the “Amended Certificate of Designation”). The New Notes are guaranteed by certain subsidiaries of the Company pursuant to a Subsidiary Guaranty, dated as of February 24, 2026 (the “Subsidiary Guaranty”).

The New Series B Preferred Stock is non-voting. However, the affirmative vote or consent of the holders of the New Series B Preferred Stock (the "New Series B Holders") voting separately as a class is required for certain acts taken by the Company, including the amendment or repeal of certain charter provisions, liquidation or winding up of the Company, creation of stock senior to the New Series B Preferred Stock, and/or other acts as defined in the Amended Certificate of Designation. The New Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior to the Common Stock. The Company shall not declare, pay, or set aside any dividends on shares of any other class or series of capital stock of the Company unless the New Series B Holders shall first receive, or simultaneously receive, a dividend on each outstanding share of New Series B Preferred Stock in an amount calculated pursuant to the Amended Certificate of Designation.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the New Series B Holders shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.25, plus any dividends declared but unpaid thereon, with any remaining assets distributed on a prorated basis among the New Series B Holders and the holders of Common Stock, based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock.

At any time on or prior to the five-year anniversary of the original issuance date of the New Series B Preferred Stock, (i) the New Series B Holders have the option to convert their shares of New Series B Preferred Stock into shares of Common Stock on a one-for-one basis, without the payment of additional consideration, and (ii) the Company has the option to convert all, but not less than all, of the shares of New Series B Preferred Stock into Common Stock, on a one-for-one basis, if the daily volume weighted average price of common stock (the “VWAP”) exceeds $2.00 per share for at least twenty consecutive trading days prior to the date on which the Company gives notice of such conversion to the New Series B Holders and the average daily volume of shares traded is at least 400,000 shares.

On February 25, 2031, the day following the five-year anniversary of the original issuance date of the New Series B Preferred Stock, all outstanding shares of New Series B Preferred Stock shall automatically convert into Common Stock as follows:

If the sixty-day VWAP is less than or equal to $0.25 per share, the Company shall have the option to:
•convert all shares of New Series B Preferred Stock into shares of the Common Stock at a conversion ratio of 1:1 (26,900,000 shares), subject to adjustment upon the occurrence of certain events, and pay cash to the New Series B Holders equal to the difference between the sixty-day VWAP and $0.25 per share; or
•pay cash to the New Series B Holders equal to $0.25 per share ($6,725,000).

If the sixty-day VWAP is greater than $0.25 per share, the Company shall have the option to:
•convert all shares of New Series B Preferred Stock into shares of Common Stock at a conversion price per share equal to $0.25 per share divided by the sixty-day VWAP;
•pay cash to the New Series B Holders equal to $0.25 per share ($6,725,000); or
•convert a number of shares of New Series B Preferred Stock, such number at the Company's sole discretion, into shares of Common Stock valued at the sixty-day VWAP (the "Conversion Value") and pay cash to the New Series B Holders equal to the difference between $6,725,000 and the Conversion Value (shares issued multiplied by the sixty-day VWAP).

The Company shall at all times when New Series B Preferred Stock is outstanding, reserve and keep available such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of New Series B Preferred Stock.

The foregoing description of the Loan Restructuring Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Restructuring and Exchange Agreement, the New Notes, the Subsidiary Guaranty and the Amended Certificate of Designation, which are attached hereto as Exhibits 10.1, 4.1 and 4.2, 10.2, and 3.1 respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information regarding the New Notes set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On February 24, 2026, in connection with the Loan Restructuring Transaction described in Item 1.01 above, the Company issued 26,900,000 shares of New Series B Preferred Stock to Navy. The information regarding the conversion of the New Series B Preferred Stock into shares of Common Stock as set forth in Item 1.01 above is incorporated herein by reference.

The issuance of the New Series B Preferred Stock was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a transaction not involving a public offering.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 26, 2026, in connection with the Loan Restructuring Transaction, the Company filed a Second Amended and Restated Certificate of Designation to designate the rights and preferences of the New Series B Preferred Stock with the Secretary of State of Delaware. The Second Amended and Restated Certificate of Designation became effective upon filing.

A copy of the Second Amended and Restated Certificate of Designation is attached hereto as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1
Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of the Company as filed with the Secretary of State of Delaware on February 26, 2026.

4.1
Promissory Note, dated February 24, 2026, in the principal amount of $2,000,000, issued by the Company to Navy Capital Green Fund, LP, Navy Capital Green Co-Invest Fund, LLC and Navy Capital Green Holdings II, LLC.

4.2
Promissory Note, dated February 24, 2026, in the principal amount of $6,000,000, issued by the Company to Navy Capital Green Fund, LP, Navy Capital Green Co-Invest Fund, LLC and Navy Capital Green Holdings II, LLC.

10.1
Restructuring and Exchange Agreement, dated as of February 24, 2026, by and among MariMed Inc. and Navy Capital Green Management, LLC, as discretionary investment manager of Navy Capital Green Fund, LP, Navy Capital Green Co-Invest Fund, LLC, and Navy Capital Green Holdings II, LLC.

10.2	Subsidiary Guaranty, dated as of February 24, 2026, delivered in favor of Navy Capital Green Fund, LP, Navy Capital Green Co-Invest Fund, LLC, and Navy Capital Green Holdings II, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: March 2, 2026
	By:	/s/ Mario Pinho
Mario Pinho
Chief Financial Officer